                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement is made and entered into on July the 21st, 2004, by and between
JAMNICA D.D. (Hereinafter "Manufacturer") with its principal place of business in Zagreb, Republic of Croatia, Getaldiceva 3, (on the one part) and CREATIVE
ENTERPRISES INTERNATIONAL INC, (hereinafter "Distributor") a company with its principal place of business at 825 Lafayette Road, Bryn Mawr, PA 19010

                                   WITNESSETH:

Whereas the Manufacturer desires to appoint the Distributor to distribute the
Products in the Territory, as hereinafter defined, and

Whereas the Distributor desires to purchase from the Manufacturer and to distribute such Products in such Territory,

THEREFORE, in consideration of the undertaking of the parties herein contained, the parties hereto do hereby agree as follows:

1.   DEFINITIONS

1.1. The PRODUCTS, for the purposes of this Agreement, shall mean mineral waters manufactured by the Manufacturer: Jana Natural Spring Water. By mutual agreement the parties may assign additional products to this Agreement.

1.2. The TERRITORY shall mean, for the purposes of this Agreement the territory of the United States of America and Canada.

1.3. CUSTOMERS shall mean, for the purposes of this Agreement the customers for which the distributor is appointed, including but not limited to supermarket chains (Albertson's, Safeway, Kroger's, Whole Foods, Wild Oats, Wal-Mart, Target
and Acme), convenience chains/drug, restaurants, hotels, schools, health clubs, spas, and such other customers as the parties hereto shall mutually agree in writing

1.4. AGREEMENT shall mean this Agreement and all attached Exhibits, Annexes and
Addenda either signed by the parties simultaneously with this Agreement, or agreed to and signed by the parties in future. All Exhibits, Annexes and Addenda shall be dated and numbered.

2.   APPOINTMENT

2.1. The Manufacturer appoints the Distributor as the exclusive distributor of the Products in the Territory for the duration of this Agreement and upon the terms and conditions herein set forth. In connection with such appointment, the
Manufacturer hereby grants to the Distributor, subject to the terms and conditions of this Agreement the following rights:

     2.1.1. to purchase the Products from the Manufacturer for resale in the
          Territory;

     2.1.2. to receive at no charge such promotional materials and sales aids as may be made reasonably available by the Manufacturer to the
          Distributor, and to use or to make available to its dealers, such promotional materials and sales aids in connection with sale and resale of Products

     2.1.3. to identify the Distributor as an independent exclusive distributor of Products in or on stationery, forms or other materials, office signs, vehicles, telephone directory listings and advertising matter used in the promotion, distribution, sale and resale of Products. This right does not extend permission to the Distributor to use the
          Manufacturer's trademarks, trade names and trading styles in the
          Distributor's corporate or trade name. Each use by the Distributor of the Manufacturer's trademarks shall clearly identify the Manufacturer as the owner of trademarks.

2.2. The Distributor may, in consultation with the Manufacturer, appoint the suitable agents, independent distributors, dealers, sales representatives, wholesale retailers or re-sellers (collectively the "Re-sellers") in designated portions of the Territory, it being understood that the acts of such Resellers are at the Distributor's own risk, expense and supervision.

2.3. Neither party is, and shall not be deemed to be, the employee, legal representative, dealer, general agent, joint venturer or partner of the other party for any purpose whatsoever. The parties specifically acknowledge that neither party has granted to the other party any authority to enter into contracts, on behalf of the other party, or to bind the other party in any transaction with customers or governmental agencies or third parties. Neither party shall misrepresent its authority. The Manufacturer shall not take any action that could confer on the Distributor "permanent establishment" or equivalent status (as defined in any applicable law or income tax treaty) in
Croatia or otherwise subject the Distributor to income taxation in any country or political subdivision thereof.

3.   RESTRICTIONS FOR THE DISTRIBUTOR

3.1. The Distributor shall not without prior written consent of Manufacturer sell the Products outside the Territory during the term of this Agreement.

3.2. The Distributor shall not sell or offer for sale the Products to third parties which have demonstrated their intent to sell or offer for sale the
Products outside the Territory, unless authorized in writing by the Manufacturer to do so.

3.3.During the term of this Agreement, the Distributor shall not, manufacture, directly or indirectly, act as a wholesale distributor in the Territory for products that compete with the Products of the Manufacturer unless the
Distributor has obtained the Manufacturer's prior written consent, which the
Manufacturer may grant or withhold at its discretion.

3.4. The obligations of the Distributor under or pursuant to this Agreement shall be non-exclusive in nature, and the Manufacturer expressly acknowledges and consents in advance to the Distributor engaging in business operations outside of the scope of this Agreement.

4.   RESTRICTIONS FOR THE MANUFACTURER

4.1. The Manufacturer shall not, during the term of this Agreement, sell or export the Products to any person within the Territory and shall not sell, offer for sale, or export the Products to any person which has demonstrated their intent to sell or offer for sale the Products within the Territory and shall not appoint any agent or other distributor for the sale of the Products within the
Territory.

5.   OBLIGATIONS FOR THE DISTRIBUTOR

5.1. The Distributor shall use its best endeavors to promote, create a demand for, distribute and sell the Products throughout the Territory.

5.2. The Distributor shall at its own expense maintain, an adequate office and storage facility and sales and service organization and personnel sufficient for the performance of its obligations under the Agreement.

5.3. The Distributor shall in all phases of storage and distribution make reasonable effort to refrain from doing anything that might negatively influence the quality and/or the safety of the Products and the reputation of the trademarks of the Manufacturer,

5.4. The Manufacturer's trademarks that may be used on the Products and the packaging are the exclusive property of the Manufacturer and the use of those trademarks on the goods and packaging and the goodwill arising there from shall inure to the benefit of the Manufacturer. The Distributor agrees not to take any action detrimental to the validity of the Manufacturer's trademarks or their ownership by the Manufacturer or to the goodwill of the Manufacturer related to such marks. In connection with the forgoing the Distributor agrees to use such trademarks only in connection with the Products and only in such form and manner as may be prescribed or permitted by the Manufacturer in writing. The
Distributor also agrees to discontinue use of such trademarks, or to cause any of his dealers to discontinue use of such trademarks, upon receipt of the written notice from the Manufacturer that, in the opinion of the Manufacturer, use of such trademarks by the Distributor or by such dealer might be injurious to the Manufacturer's rights, privileges and immunities as owner of such trademarks. The Distributor will not claim any rights in any trademarks of the
Manufacturer that the Manufacturer may use on the Products or their packaging or put in issue either the validity of those trademarks or the ownership by the
Manufacturer of those trademarks. The Distributor shall not become or in any way be deemed to be express of implied assignee of any trademark rights of the
Manufacturer or any of its affiliates by reason of any of the rights granted to the Distributor under this Agreement.

5.5. The Distributor shall engage in reasonable promotional activities with the purpose of promoting the sale of the Products within the Territory.

5.6. The Distributor shall forward promptly to the Manufacturer all inquiries with respect to the Products from customers located outside the Territory who have expressed an interest in using or distributing the Products outside the
Territory.

5.7. In consultation with the Manufacturer and on behalf and in the name of the
Manufacturer, the Distributor agrees to seek registration of the "Jamnica" and
"Jana" trademark(s), at the mutually agreed expense. The Distributor acknowledges and shall not contest the Manufacturer's sole ownership and incontestable right, title and interest in and to all trade names, trademarks, insignia and/or slogans owned or adopted by the Manufacturer from time to time for the Products, and all uses of such trade names, trademarks, insignia and/or slogans by the Distributor shall inure to the benefit of the Manufacturer.
During the term of this Agreement, the Distributor shall not knowingly infringe, interfere with or use without authorization any such trade names, trademarks, trade designations, patents or other proprietary rights of the Manufacturer.

5.8. The Distributor agrees to conduct its operations in strict compliance with all applicable laws, ordinances and regulations to obtain all necessary permits and licenses, to pay all debts and other liabilities when due and in all respects operate in a fair, ethical and lawful manner, and not to engage in any business

practices which may reflect adversely upon the public image of the Manufacturer, its Products or its trademarks and the goodwill related thereto.

5.9. From time to time, at the Manufacturer's request, the Distributor shall furnish by airmail to the Manufacturer, a list of customers for the Products and the amount of purchases by each such customer for the period from the period covered by the Manufacturer's last request to the most recent month but, only to the extent that such information is known to the Distributor.

6.   PERFORMANCE CONDITION

6.1 The parties agree that this Agreement should lead to the development of sales for the Products within the Territory Based upon the results of the market assessment performed by the Distributor, and agreed upon by the Manufacturer, the parties mutually set the minimum sales turnover target for the twelve months' period (the "First Sales Target Period") immediately following the signing of this Agreement and for the two years immediately following the First
Sales Target Period as follows:

Year 1:   Minimum 7 500 000 liters or 4 000 000 $
          (Year 1 starting January the 1st 2005)

Year 2:   Minimum 30 000 000 liters or 15 750 000 $

Year 3:   Minimum 60 000 000 liters or 31 500 000 $

6.2. Achieving the turnover Targets, as defined in the article 6.1. of this
Agreement is regarded as the essential obligation of the Distributor. In case that the agreed turnover Targets are not reached till January the 1st 2006, the
Manufacturer is entitled in it's own discretion to terminate the Agreement or to offer to the Distributor the continuance of the business relationship on a non-exclusive basis.

7.   PRICES AND PAYMENT TERMS

7.1. All Products are sold CIF New York City harbor. The Distributor shall be responsible for importation of the Products into the Territory and for all customs duties. The prices to be paid for the Products by the Distributor to the
Manufacturer shall be in US Dollars in accordance with the price list issued by the Manufacturer, a copy of which is attached hereto as Exhibit A.

7.2. The Manufacturer shall have the right to change the prices, in the event of a significant change in the cost of the raw material or other costs, as well as in the event of significant changes in the currency exchange rate between the
EURO the U.S. Dollar. The new prices shall take effect for the deliveries taking place immediately after the Manufacturer's written notification of such new prices to the Distributor. However, new prices shall not be applicable for any firm orders.

7.3. The Distributor shall provide payment within 90 (ninety) days after the invoice date which date falls on the same date as the shipment. The Manufacturer shall not grant pre-payment discounts or rebates.

7.4. The Distributor shall open either letter of credit each 1st and 15th in month or stand by letter of credit for the benefit of the MANUFACTURER via a first class bank, of the Distributor's choice to the amount equal to the value of the relevant shipments. For the avoidance of doubt the amount of the letter of credit shall cover the value of at two weel shipments including all relating costs. The letter of credit should be accepted and confirmed by the
Manufacturer's bank. Each letter of credit opened by the Distributor shall remain in force and shall be valid for a period of 80 (eighty) days after it's opening. A copy of the type of the letter of credit chosen by the Distributor and approved by the Manufacturer is attached hereto as Exhibit B.

8.   QUALITY AND QUANTITY

8.1. The Manufacturer shall deliver the Products to the Distributor in good condition and conform to all applicable specifications, samples and descriptions, be merchantable and free from defects, including latent defects.

8.2. The Distributor shall report to the Manufacturer all visible defects or damages to the delivered Products within 10 days after the receipt of the
Products. However, any latent defects of the Products shall be reported to the
Manufacturer within 8 days after Distributor's discovery of such defects, regardless of the day of the delivery and/or receipt of such products.

8.3. The minimum quantity of the Products to be distributed by the Distributor for the first year period amounts to 7.500.000 liters minimum. The minimum quantities for the second and third year period are defined at the Section 6.1.

9.   PROPERTY

9.1. All Products shall remain the Manufacturer's property until the Distributor has paid for the Products delivered to the Distributor. However, the Distributor shall be entitled to resell the products in the ordinary course of business, unless the Manufacturer expressly and justifiably notifies the distributor in writing that such Products cannot be resold by the Distributor due to the
Manufacturer's exercise of property right.

10.  SECRECY

10.1. All information provided by either party to the other party or acquired by the other party in any other way under this Agreement shall be treated by that party as confidential. The Distributor acknowledges that during the term of this
Agreement the Manufacturer may disclose to the Distributor confidential information and technology elating to the Products and will assist the
Distributor in gaining market expertise in Products. The Distributor agrees that during the term of this Agreement and at all times thereafter, neither the
Distributor nor any of its owners, officers or personnel shall disclose to any third party any information imparted to it by the Manufacturer or any of its affiliates.

11.  DURATION AND TERMINATION OF THE AGREEMENT

11.1. This Agreement shall become effective on the_day of its signing by the authorized representative of both contractual parties (hereinafter "effective date"). The obligations of the Distributor shall commence as of the date the
Distributor has finally secured all federal, state or local governmental approvals, including without limitation approval of the Product labels from the
Food and Drug Administration for the United States, or any other approvals that may be required to import the Products into the Territory for the further distribution in the Territory. In case that the Distributor fails to obtain the necessary approvals within the period of one year, the parties shall consider this Agreement void, and no longer binding. The Manufacturer agrees to use its best efforts to assist the Distributor to obtain in the Distributor's name or in the Manufacturer's name, as the case may be, all necessary approvals and certificates to import and distribute the Products in the Territory. This
Agreement shall expire January the 1st 2006, unless sooner terminated in accordance with this Agreement. The Agreement is automatically renewable for the next year, if the minimum sales volume within the first year and each subsequent is achieved, and unless if one of the parties informs the other partie with the recommended letter to terminate the Agreement 3 (three) months in advance.

11.2. This Agreement may be terminated in case of:

     (i) Proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed for the other party, (ii) in the event that the other party breaches any of its material obligations under this
Agreement and fails to correct such breach within 30 (thirty) days after written notice of such

breach has been received by the other party, without prejudice to any rights which the non-breaching party may have in the interim prior to termination.

11.3. For the purpose of the Section 10.1. above a breach of contractual obligations is deemed to be any activity or action contrary to the material provisions of this Agreement including but not limited to the selling of the
Products outside of the Territory without due consent of the Manufacturer;
distributing the Products that compete with the Products of the Manufacturer, unless stipulated otherwise; materially insufficient product liability coverage or any other activity that might negatively influence the quality and/or the safety of the Products of the reputation of the trade marks of the Manufacturer.

12.  APPLICABLE LAW / DISPUTES

12.1. This Agreement shall be subject to, governed by and construed in accordance with the law of Switzerland.

12.2. Any difference or dispute arising out of or relating to this Agreement, or the breach thereof shall be settled solely and exclusively by the ICC arbitration in Zurich, Switzerland, and in accordance with the International
Chamber of Commerce Arbitration Rules. The award shall be final and binding on both parties. The parties further agree that the number of arbitrators shall be three (3) selected from the ICC list of arbitrators chosen in accordance with the said rules. The language of the arbitration shall be English.

13.  FINAL PROVISIONS

13.1 This Agreement contains the entire and only agreement between the
Manufacturer and the Distributor with respect to the sale and purchase and distribution by the Distributor of the Products. This Agreement supersedes any and all prior or contemporaneous, oral or written, formal or informal understandings, negotiations or communications on behalf of contractual parties.

13.2. The validity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the Agreement as a whole. The parties shall in such case, replace the invalid provision with a valid one that best expresses their original intent.

13.3. Any and all additions and/or amendments to this Agreement shall be in writing, numbered, dated and signed by both parties.

13.4. This Agreement is being executed in the English language in 4 (four)
identical copies of which each party shall keep 2 (two) copies.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FOR THE MANUFACTURER:                               FOR THE DISTRIBUTOR:
JAMNICA D.D.                                        CREATIVE ENTERPRISES
                                                    INTERNATIONAL INC.

Ivica Sertic                                        ----------------------------
President of the
Management Board                                    ----------------------------

Exhibit A                                                         July 21st 2004

Al: Agreed Product Prices:

The prices for the Products shall be defined as follows:

During the testing period, and the following [****] months after the testing period the Manufacturer shall charge the Distributor as follows:

[****]
[****]

After the above-mentioned period, and for the rest of the duration of the present Agreement (to be defined) the Manufacturer shall charge the Distributor as follows:

[****]
[****]

The Manufacturer reserves the right to change the prices, in the event of a significant change in the cost of the raw material or other costs, as well as in the event of significant changes in the currency exchange rate between the EURO the U.S. Dollar.

[* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.]

Appendix 3

Dated: May 12, 2005

Addendum to Section 11.1 of Agreement between Jamnica, d.d. and Creative
Enterprises International, Inc., dated July 21,2004.

DURATION AND TERMINATION OF THE AGREEMENT:

This Agreement shall become effective on the_day of its signing by the_authorized representative of both contractual parties (hereinafter
"effective date"). The obligations of the Distributor shall commence as of the date the Distributor has finally secured all federal, state or local governmental approvals, including without limitation approval of the Product labels from the Food and Drug Administration for the United States, or any other approvals that may be required to import the Products into the Territory for the further distribution in the Territory (the "Commencement Date"). In case that the Distributor fails to obtain the necessary approvals within the period of one year, the parties shall consider this Agreement void, and no longer binding. The
Manufacturer agrees to use its best efforts to assist the Distributor to obtain in the Distributor's name or in the Manufacturer's name, as the case may be, all necessary approvals and certificates to Import and distribute the Products in the Territory. This Agreement shall expire on the one year anniversary of the
Commencement Date, unless sooner terminated in accordance with this Agreement.
The Agreement is automatically renewable for subsequent years, If the minimum sales volume and/or dollar value within the first year and each subsequent is achieved. If the Distributor fails in achieving sales and/or dollar targets at the end of the contractual period, the Manufacturer has the right to terminate the agreement with the recommended letter in a period of 30 days.

For the avoidance of doubt, the provision set out in this Addendum does not in any way affect the validity and /or legal effect of the provisions 11.2 and
11.3. of the Agreement as well as the rights and obligations of the parties as described therein.

Jamnica, d.d.                              Creative Ententes International, Inc.

/s/ Ivica Sertic                           /s/ Michael Salaman
-------------------------------------      -------------------------------------
By: Ivica Sertic                           By: Michael Salaman
Title: President                           Title: President